News Release

BANK OF HOPE RECEIVES REGULATORY APPROVALS TO ACQUIRE
THE COMMERCIAL BANKING UNIT OF SMBC MANUBANK
LOS ANGELES – September 2, 2026 – Hope Bancorp, Inc. (NASDAQ: HOPE) today announced that its wholly-owned subsidiary, Bank of Hope, has received all regulatory approvals required to complete the previously announced acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), a wholly owned subsidiary of SMBC Americas Holdings, Inc. and Sumitomo Mitsui Banking Corporation (“SMBC”). Regulatory approvals have been received from the Federal Deposit Insurance Corporation and the California Department of Financial Protection and Innovation. The transaction is expected to close early in the fourth quarter of 2026, subject to the satisfaction of customary closing conditions.

“Receiving all necessary regulatory approvals marks a significant milestone toward completing this strategic transaction,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp. “We are excited about the opportunity to welcome the MANUBANK team and customers to Bank of Hope later this year. This acquisition will bring together two highly complementary organizations, diversify our deposit franchise, strengthen our commercial banking capabilities and expand our presence in the Greater Los Angeles market.”

Bank of Hope and SMBC have also entered into a collaboration and partnership agreement under which Bank of Hope will provide commercial and consumer banking services to SMBC’s Japan-based middle market and retail customers seeking banking services in the United States. The agreement will become effective upon the closing of the transaction.

“Our partnership with SMBC will enable us to support the banking needs of Japanese commercial and retail customers in the United States, while broadening our multinational reach and supporting long-term growth,” continued Kim. “I want to thank our colleagues at Bank of Hope and MANUBANK for their dedication and collaboration in bringing us to this important stage. We look forward to completing the transaction and beginning the integration process.”

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About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, with $18.99 billion in total assets as of June 30, 2026. Following the addition of Territorial Savings as a division of Bank of Hope, the Company became the largest regional bank serving multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, California, Bank of Hope offers a comprehensive range of commercial, corporate, and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope operates 45 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, and 28 branches in Hawaii under the Territorial Savings banner. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements
Some statements in this report may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will”, “believes”, “expects”, “anticipates”, “intends”, ”plans”, “estimates”, “projects”, and similar expressions and statements regarding Hope Bancorp’s strategic initiatives, the pending acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), and Hope Bancorp’s future financial and operational results and capital allocation strategy. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With the consummation of the pending acquisition of MANUBANK, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among other things: the failure of the conditions to closing to be satisfied or waived; difficulties and delays in integrating Hope Bancorp and MANUBANK and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, which may be greater than expected. The closing of the proposed transaction is subject to the satisfaction of customary closing conditions. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10‑K and other documents Hope Bancorp files with the SEC from time to time. Hope Bancorp does not undertake, and specifically disclaims, any obligation to update any forward‑looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Contact Info:
Julianna Balicka	Maxime Olivan
Executive Vice President & Chief Financial Officer	Senior Vice President & IR Manager
InvestorRelations@bankofhope.com	InvestorRelations@bankofhope.com